SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2003

CYSIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27607 (Commission File Number)	54-1698017 (IRS Employer Identification No.)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits.

Exhibit No	Description

99.1	Press Release, dated May 13, 2003, announcing that the Company has retained Broadview International LLC to assist the Company in considering strategic alternatives, including a possible sale of the Company.

Item 9. Regulation FD Disclosure

               On May 13, 2003, the Company issued a press release announcing that it has retained Broadview International LLC to assist the Company in considering strategic alternatives, including a possible sale of the Company. A copy of this press release is attached as an exhibit to this Form 8-K.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By:	/s/ John R. Lund John R. Lund Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Date: May 14, 2003

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated May 13, 2003, announcing that the Company has retained Broadview International LLC to assist the Company in considering strategic alternatives, including a possible sale of the Company.